UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2023

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Eos Energy Enterprises, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with the investors named on the signature pages thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell an aggregate of: (i) 3,601,980 shares (the “Shares”) of the Company’s common stock, $0.0001 par value (the “Common Stock”) at a purchase price of $2.221 per share in a registered direct offering (the “Registered Direct Offering”), and (ii) unregistered warrants (the “Warrants”) to purchase up to 3,601,980 shares of Common Stock in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offerings”). The Shares were offered pursuant to an effective shelf registration statement (the “Shelf Registration Statement”) on Form S-3 (Registration No. 333- 263298) and a related prospectus supplement and accompanying base prospectus filed with the Securities and Exchange Commission (the “SEC”). The Warrants have an exercise price of $2.50 per share, will become exercisable on the earlier of (i) July 15, 2023 and (ii) the date on which the Company gives notice to the Purchasers that the registration statement providing for the resale of the shares of Common Stock underlying the Warrants has been declared effective and the Company has elected in its discretion to accelerate the initial exercisability date of the Warrants, and will expire five years from the date they are initially exercisable.

The Offerings closed on May 17, 2023 and resulted in gross proceeds to the Company of approximately $8.0 million, before deducting advisory fees and other estimated offering expenses payable by the Company. The Company currently intends to use the net proceeds from the Offerings for working capital and general corporate purposes.

The Company engaged Cowen and Company, LLC to serve as the Company’s exclusive financial advisor in connection with the Offerings. The Company agreed to pay Cowen and Company, LLC an advisory fee of $240,000, net of any value-added taxes paid or payable, in connection with its services.

Pursuant to the Purchase Agreement, no later than July 15, 2023, the Company is required to file a registration statement with the SEC covering the resale by the Purchasers of the shares of Common Stock issuable upon the exercise of the Warrants, and to use commercially reasonable efforts to have the registration statement declared effective within 90 days or within 120 days in the event of a full review by the SEC.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing descriptions of the terms of the Purchase Agreement and the Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the forms of such documents, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 of this Current Report on Form 8-K related to the Private Placement, the issuance of the Warrants and the potential issuance of shares of Common Stock upon exercise of the Warrants is hereby incorporated by reference into this Item 3.02.

The Warrants and the shares of Common Stock issuable upon exercise of the Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act or Regulation D promulgated thereunder. The Company relied on this exemption from registration based in part on representations made by the Purchasers in the Purchase Agreement.

Item 8.01. Other Events.

On May 15, 2023, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Shares offered and sold pursuant to the Purchase Agreement is also filed with this Current Report on Form 8-K as Exhibit 5.1 and is incorporated by reference herein and into the Shelf Registration Statement.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Haynes and Boone, LLP
10.1	Form of Securities Purchase Agreement, dated as of May 15, 2023*
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Pricing Press Release of Eos Energy Enterprises, Inc., dated May 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: May 17, 2023	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer

3